Exhibit 99.1

Contacts:

Layne Christensen Company	The Equity Group Inc.
Michael J. Caliel	Devin Sullivan
President & CEO	Senior Vice President
281-475-2690	212-836-9608
michael.caliel@layne.com	dsullivan@equityny.com

Andy Atchison	Kalle Ahl
Chief Financial Officer	Senior Associate
281-475-2670	212-836-9614
andy.atchison@layne.com	kahl@equityny.com

FOR IMMEDIATE RELEASE

LAYNE CHRISTENSEN ANNOUNCES DEFINITIVE AGREEMENT TO SELL GEOCONSTRUCTION BUSINESS

THE WOODLANDS, TX – May 20, 2015 – Layne Christensen Company (Nasdaq: LAYN) (“Layne” or the “Company”) today announced that it has signed a definitive agreement to sell its Geoconstruction business segment to a subsidiary of Keller Foundations, LLC, a member of Keller Group plc (“Keller”).

The transaction, which is expected to close in the next 45 days, is subject to certain customary terms and closing conditions, including approval by the U.S. Army Corps of Engineers to transfer the East Branch Dam contract to Keller. The purchase price for the Geoconstruction business segment will be approximately $34.5 million, plus the value of the business segment’s working capital at closing, currently estimated to be $5 million. Approximately $2.5 million of the purchase price will be held in escrow at closing. In addition, Layne will share in the profit or loss for one of the contracts being assumed by Keller, which could increase the purchase price by up to $5 million, or decrease it by up to $1.5 million. Layne expects to use the net proceeds from the sale for general corporate purposes and to pursue selective growth opportunities in its core businesses.

Commenting on the transaction, Layne’s President and CEO Michael J. Caliel, said, “The sale of Geoconstruction is consistent with our developing strategy to reshape our operating portfolio and concentrate on Layne’s core competencies. Geoconstruction has earned a reputation as a premier provider of specialized geotechnical foundation construction services. We are confident that this business will continue to prosper as part of Keller.”

Stinson Leonard Street LLP acted as exclusive legal advisor, and Jefferies LLC acted as exclusive financial advisor to Layne on this transaction.

Layne Christensen Company

Layne is a global water management, construction and drilling company, providing responsible solutions to the world of essential natural resources — water, mineral and energy. We offer innovative, sustainable products and services with an enduring commitment to safety, excellence, and integrity.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements may include, but are not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of management’s intentions, hopes, beliefs, expectations or predictions of the future. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “should,” “intended,” “continue,” “believe,” “may,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” “estimate” and similar words or phrases. Our actual results and performance may materially and adversely differ from those contemplated by the forward-looking statements in this press release for many reasons, many of which are beyond our control, including, but not limited to, assumptions regarding the markets in which we operate, the ability to obtain all of the consents and approvals and satisfy all of the other closing conditions to the sale of the Geoconstruction business segment, the results for the assumed contract for which we are sharing in the profit or loss, changes in the working capital of the Geoconstruction business segment prior to the closing of the definitive purchase agreement and the ability of Layne to execute on its business strategy. In addition, our business in general is subject to certain risks, uncertainties and assumptions, including, but not limited to, the following: unanticipated slowdowns in the Company’s major markets; the availability of credit; the risks and uncertainties normally incident to the construction industry; the impact of competition; the effectiveness of operational changes expected to increase efficiency and productivity; worldwide economic and political conditions; and foreign currency fluctuations that may affect worldwide results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. Please read the risk factors described in detail in the Company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on April 14, 2015 for additional information regarding these risks. These forward-looking statements are made as of the date of this press release, and except as may be required by law, the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

### #### ###